Exhibit 10.7

AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement is made as of November 6, 2009 by and among FGX International Inc., a Delaware corporation (the “Company”), and Richard W. Kornhauser, a resident of the State of Rhode Island (the “Executive”).

WHEREAS, the Company and the Executive are parties to a certain Employment Agreement dated as of January 31, 2008, as amended as of December 5, 2008 (the “Agreement”);

WHEREAS, pursuant to and in accordance with Section 13 of the Agreement, the Company and the Executive desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing promises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.            Section 6.c.i. is amended in its entirety to read as follows:

i.  If the Company terminates Executive’s employment without Cause, or if Executive terminates his employment pursuant to Section 6(b) hereof, then, subject to Section 8, commencing on the date of termination of employment, the Company shall provide Executive with a severance package which shall consist of the following:  for a period equal to eighteen (18) months after the date of termination (x) payment on the first business day of each month of an amount equal to one-twelfth of Executive’s then current Salary under Section 3(a) hereof; (y) payment on the first business day of each month of an amount equal to one-twelfth of Executive’s Annual Target Bonus Amount (as defined in Section 3(b) above) for the year of termination; and (z) continuation of all benefits under Section 4(a) hereof at the same cost to Executive as is applicable to active employees of the Company; provided, however, that benefits under Section 4(a) shall be discontinued as of the date on which Executive is provided comparable benefits from any other source.  Notwithstanding anything herein to the contrary, each severance payment shall be deemed to be a separate payment within the meaning of Section 409A of the Code and the regulations thereunder.

2.            The first 3 sentences of Section 8(a) of the Agreement are amended in their entirety to read as follows:

If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason within six (6) months before and in anticipation of, or twelve (12) months after, a Change in Control (as defined in Paragraph (b) of this Section 8), Executive shall be entitled to receive a supplemental bonus payment (the “Change in Control Payment”) from the Company equal to one and one-half (1.5) times the sum of (x) Executive’s then current Base Salary and (y) Executive’s Annual Target Bonus Amount (as defined in Section 3(b) above) for the year in which Executive’s employment is terminated or, if greater, for the year in which the Change in Control occurs.  The Change in Control Payment shall be paid to Executive within fifteen (15) days after: (i) the Change in Control if Executive’s employment was terminated within six (6) months before the Change in Control; or (ii) the termination of Executive’s employment by the Company if Executive’s employment terminates within twelve (12) months after the Change in Control.  Executive shall also be entitled to continuation of all benefits under Section 4(a) hereof at the same cost to Executive as is applicable to active employees of the Company until the earlier of (x) the eighteen-month anniversary of the termination date and (y) the date on which Executive is provided comparable benefits from any other source.

3.            Section 8(c) of the Agreement is amended in its entirety to read as follows:

(c)  A “Takeover Transaction” shall mean (i) a merger or consolidation of FGX Holdings with any other Person, other than a merger or consolidation in which the individuals who were members of the Board of Directors of FGX Holdings immediately prior to such transaction continue to constitute a majority of the board of directors of the surviving corporation or any parent thereof for a period of not less than twelve (12) months following the closing of such transaction, or (ii) when any Person becomes after the date hereof the beneficial owner of securities of FGX Holdings representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of FGX Holdings, excluding any Person that is excluded from the definition of “beneficial owner” under Rule 16(a)-1(a)(1) under the Exchange Act.

For purpose of this Agreement:  (i) the term “Affiliate” shall have the meaning set forth in Rule 144 under the Securities Act of 1933, as amended; (ii) the term “beneficial owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; (iii) the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and (iv) the term “Person” shall have the meaning ascribed to such term under Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) FGX Holdings or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of FGX Holdings or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of FGX Holdings in substantially the same proportions as their ownership of stock of FGX Holdings.

4.            Except as expressly provided herein, no other modifications or amendments to the Agreement are being made and, with the exception of the amendment set forth herein, the terms and conditions of the Agreement are hereby ratified and confirmed.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first written above.

FGX INTERNATIONAL INC.

/s/ Alec Taylor
By: Alec Taylor
Title: CEO

EXECUTIVE

/s/ Richard W. Kornhauser
Richard W. Kornhauser